UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2006

CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other	(Commission	(I.R.S. Employer)
jurisdiction of	File Number)	Identification No.)
incorporation or
organization)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On March 14, 2006, we entered into a $545.0 million unsecured syndicated revolving credit facility. This credit facility is scheduled to mature on March 13, 2009, subject to a one-year extension at our option. Wachovia Bank, National Association (“Wachovia”) serves as the Administrative Agent with 11 other lenders in the syndicate. A copy of the credit agreement is filed as an exhibit to this current report and incorporated herein by reference.
     Interest on borrowings under the credit facility will be charged, at our option, at either (a) LIBOR plus a margin, currently 1.125%, based on the credit ratings we receive from S&P, Moody’s & Fitch or (b) Wachovia’s prime rate plus the weighted average rate on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers and published by the Federal Reserve Bank of New York plus 1/2 of 1%.
     Under the terms of the credit agreement, we are required to comply with various non-financial and financial covenants including a minimum consolidated tangible net worth, maximum leverage ratios and an available asset coverage ratio. The credit agreement also includes usual and customary events of default for credit facilities of this nature and provides that, upon the occurrence of an event of default, payment of all amounts payable under the credit facility may become due and payable and/or the Lenders’ commitments may be terminated.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
          In addition to the credit agreement filed as an exhibit to this current report, certain legal opinions of Hogan & Hartson L.L.P. relating to shares we may issue under our effective registration statement on Form S-3 (File No. 333-130681) are also filed as exhibits to this current report.
          See Index to Exhibits attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 20, 2006	/s/ Steven A. Museles

Steven A. Museles
Senior Vice President, Chief
Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit
No.	Description

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities offered by us pursuant to our Dividend Reinvestment and Stock Purchase Plan.

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters.

10.54	Credit Agreement, dated as of March 14, 2006, among CapitalSource Inc., as Borrower, the Guarantors and Lenders as listed in the Credit Agreement, Wachovia Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, Bank of America, N.A., as Issuing Lender, Wachovia Capital Markets, LLC, as Sole Bookrunner and Lead Arranger, and Bank of Montreal, Barclays Bank PLC and SunTrust Bank, as Co-Documentation Agents.

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1).